As filed with the Securities and Exchange Commission on December 6 , 2004
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                              ELAN CORPORATION, plc
             (Exact name of registrant as specified in its charter)


            Ireland                              Not Applicable
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                                  Lincoln House
                                  Lincoln Place
                                Dublin 2, Ireland
                    (Address of principal executive offices)
                   __________________________________________


              Elan Corporation, plc 2004 Restricted Stock Unit Plan

               Elan Corporation, plc Employee Equity Purchase Plan
                            (Full title of the plans)
                   ___________________________________________


                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                          New York, New York 10005-1702
                       Attention: Christopher T. Cox, Esq.
                                 (212) 701-3000
                    (Name and address of agent for service)

                  Please send copies of all communications to:

                                 Shane M. Cooke
              Executive Vice President and Chief Financial Officer
                              Elan Corporation, plc
                                  Lincoln House
                                  Lincoln Place
                                Dublin 2, Ireland
                                (353) 1-709-4000


-------------------


                                                                CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                         Proposed maximum    Proposed maximum
            Title of                  Amount to be        offering price    aggregate offering     Amount of
   securities to be registered        registered(2)         per share             price          registration
                                                                                                      fee
----------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value 5
Euro cents each (1)                   3,000,000             $26.08 (3)       $78,240,000 (3)       $9,913.01

===============================================================================================================


(1) American Depositary Shares ("Elan ADSs"), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 5 Euro cents each (the "Ordinary Shares"), of Elan Corporation, plc ("Elan") are registered on a separate registration statement on Form F-6. Each Elan ADS represents one Ordinary Share.

(2) Amount to be registered includes (x) 1,500,000 Ordinary Shares, represented by Elan ADSs, which may be issuable under Elan's 2004 Restricted Stock Unit Plan and (y) 1,500,000 Ordinary Shares, represented by Elan ADSs, which may be issuable under Elan's Employee Equity Purchase Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the amounts being registered also include such indeterminate number of additional Ordinary Shares as may become issuable under the anti-dilution provisions of Elan's 2004 Restricted Stock Unit Plan and Elan's Employee Equity Purchase Plan.

(3) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of an Elan ADS, as reported in the New York Stock Exchange - Composite Transactions System on December 2 , 2004.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. Plan Information.*

ITEM 2. Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Elan Corporation, plc ("Elan," the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") (File No. 1-13896) and are hereby incorporated by reference into this Registration Statement:

Elan's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed with the Commission on April 29, 2004, as amended by Amendment No.1 on Form 20-F/A, filed with the Commission on October 28, 2004;

Elan's Reports of Foreign Issuer on Form 6-K furnished to the Commission on January 7, 2004, January 21, 2004, January 29, 2004, February 3, 2004, February 12, 2004, February 18, 2004, March 23, 2004, March 30, 2004, April 27, 2004, May
13, 2004, May 18, 2004, May 25, 2004, June 4, 2004, June 10, 2004, June 18,
2004, June 28, 2004, June 28, 2004, June 29, 2004, July 7, 2004, July 14, 2004,
July 21, 2004, July 26, 2004, July 29, 2004, August 18, 2004, September 22,
2004, September 29, 2004, October 12, 2004, October 25, 2004, October 28, 2004,
November 2, 2004, November 8, 2004, November 9, 2004, November 12, 2004, November 17, 2004, November 18, 2004, November 19, 2004, November 24, 2004, November 24, 2004, November 30, 2004 and December 3, 2004; and

The description of Elan's Ordinary Shares and American Depositary Shares contained in Elan's Registration Statement on Form 8-A, filed with the Commission on October 30, 1990, as amended by Elan's Form 8-A/A2 filed with the Commission on June 4, 1999 and Elan's Form 8A/A3 filed with the Commission on December 6, 2004.

     In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Company may also incorporate by reference into this Registration Statement any Report of Foreign Issuer on Form 6-K (or portion thereof) subsequently furnished by the Company to the Commission by identifying in such Form 6-K that it (or such portion thereof) is being incorporated by reference into this Registration Statement. Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Paragraph 115 of the Articles of Association of the Company provides as follows:

          115. Every Director and other officer of the Company (other than an auditor) shall be indemnified out of the assets of the Company against any cost, expense, liability or other matter incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court under the Acts.

     Section 200 of the Irish Companies Act of 1963 (as amended) provides as follows:

          (1) Subject as hereinafter provided, any provision whether contained in the articles of a company or in any contract with a company or otherwise for exempting any officer of the company or any person employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company shall be void, so, however, that:

          (a) nothing in this section shall operate to deprive any person of any exemption or right to be indemnified in respect of anything done or omitted to be done by him while any such provision was in force; and

          (b) notwithstanding anything in this section, a company may, in pursuance of any such provision as aforesaid, indemnify any such officer or auditor against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted, or in connection with any application under section 391 of the Company Act, 1963, or section 42 of the Companies (Amendment) Act, 1983, in which relief is granted to him by the court.

          (2) Notwithstanding subsection (1), a company may purchase and maintain for any of its officers or auditors insurance in respect of any liability referred to in that subsection.

          (3) Notwithstanding any provision contained in an enactment, the articles of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director may benefit.

          (4) Any directors' and officers' insurance purchased or maintained by a company before the date on which the amendments made to this section by the Companies (Auditing and Accounting) Act 2003 came into operation is as valid and effective as it would have been if those amendments had been in operation when that insurance was purchased or maintained.

          (5) In this section a reference to an officer or auditor includes any former or current officer or auditor of the company, as the case may be.

     The Company has granted contractual indemnities to its directors, its secretary and a number of members of its management ("Indemnified Persons"). Under these contractual indemnities, the Indemnified Persons will be indemnified by the Company against certain liabilities, including any liabilities arising out of anything done or not done by the Indemnified Persons in the context of any offering for the subscription or purchase of the Company's securities. These contractual indemnities will remain in effect for as long as the Indemnified Persons are subject to any possible claim of a type covered by the indemnities. Certain matters are, however, excluded from these contractual indemnities, including any event based on any dishonest or fraudulent act or omission or willful misconduct by or on behalf of the Indemnified Persons. In the case of the Company's directors and secretary, their indemnities will only have effect so long as the indemnity complies with Irish law, including in particular Section 200 of the Irish Companies Act, 1963 (as described above).

     The Company maintains a standard form of directors' and officers' liability insurance policy, which provides coverage to its directors and officers for certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as a part of this Registration Statement:

     Exhibit No.        Description
     -----------        -----------

          4.1 Memorandum and Articles of Association of Elan (as amended by all Special Resolutions up to and including June 17, 2004) (incorporated by reference to Exhibit 3 of the Registration Statement on Form 8A/A3 of Elan filed with the Commission on December 6, 2004).

          4.2 Amended and Restated Deposit Agreement, dated as of May 17, 1996 as further amended and restated as of November 12, 2003, among Elan, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) of the Registration Statement on Form F-6 of Elan, Registration No. 333-110428, filed with the Commission on November 12, 2003).

          4.3 Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited Ordinary Shares (included in Exhibit 4.2).

          5.1 Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

          23.1 Consent of A&L Goodbody (included in Exhibit 5.1).

          23.2 Consent of KPMG, Independent Registered Public Accounting Firm.

          24 Powers of Attorney (included on page II-6 of this Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, December 6, 2004.


                                    ELAN CORPORATION, PLC



                                    By:     /s/ Shane M. Cooke
                                           ------------------------------------
                                    Name:   Shane M. Cooke
                                    Title:  Executive Vice President
                                            and Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Shane M. Cooke and William F. Daniel, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to sign any and all pre- or post-effective amendments to the Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Signature                                    Title                             Date
              ---------                                    -----                             ----
           /s/ Kelly Martin              President and Chief Executive Officer and    December 6, 2004
--------------------------------------     Director (Principal Executive Officer)
            (Kelly Martin)

          /s/ Shane M. Cooke             Chief Financial Officer and Executive Vice   December 6, 2004
--------------------------------------      President (Principal Financial Officer)
           (Shane M. Cooke)

          /s/ Nigel Clerkin               Senior Vice President, Finance and Group    December 6, 2004
--------------------------------------   Controller (Principal Accounting Officer)
           (Nigel Clerkin)

          /s/ Garo H. Armen                               Director                    December 6, 2004
--------------------------------------
        (Garo H. Armen, Ph.D.)

                                                          Director                    December  , 2004
--------------------------------------
         (Brendan E. Boushel)

                                                          Director                    December  , 2004
--------------------------------------
        (Laurence G. Crowley)

        /s/ William F. Daniel                             Director                    December 6, 2004
--------------------------------------
         (William F. Daniel)

                                                          Director                    December  , 2004
--------------------------------------
  (Alan R. Gillespie, C.B.E. Ph.D.)



                                      II-6

              Signature                                    Title                             Date
              ---------                                    -----                             ----

         /s/ Ann Maynard Gray                             Director                    December 6, 2004
--------------------------------------
          (Ann Maynard Gray)

            /s/ John Groom                                Director                    December 6, 2004
--------------------------------------
             (John Groom)

          /s/ Kieran McGowan                              Director                    December 6, 2004
--------------------------------------
           (Kieran McGowan)

        /s/ Kevin M. McIntyre                             Director                    December 6, 2004
--------------------------------------
      (Kevin M. McIntyre, M.D.)

         /s/ Kyran McLaughlin                             Director                    December 6, 2004
--------------------------------------
          (Kyran McLaughlin)

         /s/ Dennis J. Selkoe                             Director                    December 6, 2004
--------------------------------------
       (Dennis J. Selkoe, M.D.)

      /s/ Richard L. Thornburgh                           Director                    December 6, 2004
--------------------------------------
(The Honorable Richard L. Thornburgh)



                            AUTHORIZED REPRESENTATIVE

  Elan Pharmaceuticals, Inc.



  By:   /s/ Kelly Martin              President and Chief Executive Officer       December 6, 2004
        -------------------------
        (Kelly Martin)


                                  Exhibit Index


         Exhibit No.            Description
         -----------            -----------

               4.1 Memorandum and Articles of Association of Elan (as amended by all Special Resolutions up to and including June 17,
                    2004) (incorporated by reference to Exhibit 3 of the Registration Statement on Form 8A/A3 of Elan filed with the Commission on December 6, 2004).

               4.2 Amended and Restated Deposit Agreement, dated as of May 17, 1996 as further amended and restated as of November 12, 2003, among Elan, The Bank of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 3(a) of the Registration Statement on Form F-6 of Elan, Registration No. 333-110428, filed with the Commission on November 12, 2003).

               4.3 Specimen of American Depositary Receipt, evidencing American Depositary Shares, representing deposited Ordinary Shares (included in Exhibit 4.2).

               5.1 Opinion of A&L Goodbody Solicitors with respect to the legality of the Ordinary Shares being registered hereby.

               23.1 Consent of A&L Goodbody (included in Exhibit 5.1).

               23.2 Consent of KPMG, Independent Registered Public Accounting
                    Firm.

               24 Powers of Attorney (included on page II-6 of this Registration Statement).




                                      II-8